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                                                                 EXHIBIT 4.2

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                             FLEMING COMPANIES, INC.

                                  AS ISSUER AND

                            U.S. TRANSPORTATION, LLC

                                   AS INVESTOR

                            DATED AS OF JULY 13, 2001

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                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


     This Amended and Restated Registration Rights Agreement (the "Agreement") is made and entered into as of July 13, 2001 by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and U.S. Transportation, LLC, a Delaware limited liability company ("Investor").

                                    RECITALS

     A. The Company and Investor entered into a Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement") dated as of February 6, 2001 pursuant to which the Investor purchased from the Company, and the Company issued and sold to the Investor, (a) a number of shares of common stock of the Company, $2.50 par value per share (the "Common Stock"), and (b) a Common Stock Purchase Warrant (the "Warrant"), for an aggregate purchase price of U.S.$50,000,000. As a condition under the Stock Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement dated as of March 22, 2001 (the "First Registration Rights Agreement") in order to provide the Investor with certain rights to register shares of the Company's Common Stock.

     B. The Company and the Investor each desire to amend and restate the terms of the First Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    AGREEMENT

 1.  Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     Board:  The Board of Directors of the Company.

     Common Stock:  The Common Stock, par value $2.50 per share, of the Company.

     Demand Notice:  See Section 5(a) hereof.

     Demand Registration:  A registration pursuant to Section 5 hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

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     First Shelf Effective Date:  See Section 3(a) hereof.

     Holder: Any party hereto (other than the Company) and any holder of Registrable Securities who agrees in writing to be bound by the provisions of this Agreement.

     Investor: Investor and any of its Affiliates which hold Registrable Securities, collectively.

     NASD:  National Association of Securities Dealers, Inc.

     Person: An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

     Piggyback Notice:  See Section 4(a) hereof.

     Piggyback Registration: A registration pursuant to Section 4 hereof.

     Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     Registrable Securities: The Warrant and all shares of Common Stock issued or issuable to the Investor pursuant to the Stock Purchase Agreement or upon exercise of the Warrant and any securities of the Company which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Common Stock and such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred to a Person other than an Investor and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

     Registration: A Shelf Registration, Piggyback Registration or Demand Registration.

     Registration Expenses: See Section 8 hereof.


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     Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended from time to time.

     Shelf Registration: A registration pursuant to Section 3 hereof.

     Underwritten Registration or Underwritten Offering: A sale of securities of the Company to an underwriter for reoffering to the public.

     Warrant: See the Recitals.

 2.  Securities Subject to this Agreement

     (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     (b) Holders of Registrable Securities. A Person is deemed to be a Holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been affected and disregarding any legal restrictions upon the exercise of such right.

 3.  Shelf Registrations

     (a) Outstanding Securities. With respect to those Registrable Securities which are issued and outstanding as of the date of this Agreement, the Company shall prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities by the Holders for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act as soon as practicable but in any event not later than five (5) days after the date hereof and shall use its best efforts to cause the Registration Statement to be declared effective within thirty (30) days after the date hereof (subject to Section 10(c), the date that the Registration Statement is declared effective to be referred to as the "First Shelf Effective Date"). The Company shall use its best efforts to keep such Registration Statement continuously effective until the earliest of
(i) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144, or (ii) two (2) years from the First Shelf Effective Date.

     (b) Warrant Securities. With respect to those Registrable Securities which are issuable to the Investor upon exercise of the Warrant, the Company shall, upon first exercise of the Warrant, prepare and file with the SEC a Registration Statement on any form for which the

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Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of such Registrable Securities by the Holders for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act as soon as practicable but in any event not later than thirty (30) days after the date of first exercise of the Warrant and shall use its best efforts to cause the Registration Statement to be declared effective within ninety (90) days after the date of first exercise of the Warrant. The Company shall use its best efforts to keep such Registration Statement continuously effective until the earliest of (a) such time as all of such Registrable Securities have been sold pursuant to the Registration Statement or Rule 144, or (b) two (2) years from the First Shelf Effective Date.

     (c) Selection of Underwriters. If any offering pursuant to a Shelf Registration involves an Underwritten Offering, the Holders of a majority of the Registrable Securities included in such Shelf Registration shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriter shall be a firm of nationally recognized standing and reasonably satisfactory to the Company.

 4.  Piggyback Registrations

     (a) Participation. Subject to Section 4(b) hereof, if at any time after the date hereof the Company files a Registration Statement (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock, then the Company shall give prompt notice (the "Initial Notice") to the Investor and the Investor shall be entitled to include in such Registration Statement any Registrable Securities held by it, provided, however, that the Investor shall not be entitled to such participation rights with respect to the Registration Statement to be filed within ninety (90) days following the issuance of securities under the Company's convertible senior subordinated notes offering (and the common stock issued upon conversion thereof) which closed on March 15, 2001, as such offering may be revised, amended, altered or supplemented in the discretion of the Company. If the Investor elects to include any or all of its Registrable Securities in such Registration Statement, then the Company shall give prompt notice (the "Piggyback Notice") to each Holder (excluding the Investor) and each such Holder shall be entitled to include in such Registration Statement any Registrable Securities held by it. The Initial Notice and Piggyback Notice shall offer the Investor and the Holders, respectively, the opportunity to register such number of shares of Registrable Securities as the Investor and each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 15 days after the Initial Notice and 7 days after the Piggyback Notice has been given.

     (b) Underwriter's Cutback. Notwithstanding the foregoing, if a Registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering delivers an opinion to the Holders that the


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total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to significantly adversely affect the price, timing or distribution of the securities offered in such offering, then the Company shall include in such Registration (i) first, if the Company has initiated such Registration for the purpose of selling securities for its own account, 100% of the securities the Company proposes to sell, and (ii) second, to the extent of the amount of securities which all Holders and any other Person initiating such Registration (and the Company if it has not initiated such Registration for the purpose of selling securities for its own account) have requested to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among all Holders and any other Person initiating such Registration (and the Company, as the case may be), based upon the relative aggregate amount of gross proceeds to be received by any Holders in the offering.

     (c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 4.

     (d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

     (e) No Effect on Demand or Shelf Registration. No registration effected under this Section 4 shall be deemed to have been effected pursuant to Section 3 or 5 hereof or shall relieve the Company of its obligation to effect registration under Sections 3 or 5 hereof.

 5.  Demand Registration

     (a) Right to Demand; Demand Notices. At any time after the expiration of the Registration Statement or Registration Statements filed pursuant to Section 3(a) and (b) hereof, the Investor may make a written request to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of any then outstanding Registrable Securities, unless all outstanding Registrable Securities may be sold in a single transaction pursuant to Rule 144 of the Securities Act. The Company shall be obligated to effect only one Demand Registration requested by the Investor pursuant to this Section 5(a), and shall not be obligated to effect a Demand Registration if the amount of Registrable Securities proposed to be registered does not have a fair market value of at least $5 million. Promptly upon receipt of any such request (but in no event more than five business days thereafter), the Company will serve written notice (the "Demand Notice") of such registration request to all Holders, and the Company will include in such registration all Registrable Securities of a Holder with respect to which the Company has received written requests for inclusion therein within 10 days after the Demand Notice has been given to such Holder, provided that such Holder is unable to sell all Registrable Securities held by it in a single transaction pursuant to Rule 144 of the Securities Act. All requests made pursuant to this Section 5 will specify the aggregate amount of


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Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

     (b) Company's Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Investor requesting such registration a copy of a resolution of the Board certified by the secretary of the Company stating that (A)(i) the Company has commenced a financing plan involving an Underwritten Offering, and (ii) the Company's underwriter has notified the Company that it has reasonably determined that a registration at the time and on the terms requested would materially and adversely affect such Underwritten Offering, or (B) such registration would result in premature disclosure of material pending corporate developments, which premature disclosure would reasonably be expected to have a material adverse effect on such developments, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from such Investor. If the Company shall so postpone the filing of a registration statement and if the Investor within thirty (30) days after receipt of the notice of postponement advises the Company in writing that such Investor has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and the Company shall pay all Registration Expenses in connection with such withdrawn registration pursuant to Section 5(d) hereof.

     (c) Registration Statement Form. Registrations under this Section 5 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Investor and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Investor' request for such registration. If, in connection with any registration under this
Section 5 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter, if any, shall advise the Company in writing that in its reasonable business judgment the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

     (d) Expenses. The Company will pay all Registration Expenses in connection with the Demand Registration of Registrable Securities requested by the Investor pursuant to this Section 5.

     (e) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the SEC; provided, however, that no Demand Registration shall be deemed to have been effected if (x) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court by reason of an act or omission by the Company or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company or (ii) at any time after the Investor requests a Demand Registration and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the


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Investor unless the Investor has elected to pay and has paid to the Company in full the Registration Expenses in connection with such Registration Statement or the Investor has made such withdrawal request pursuant to the provisions of
Section 5(b). Notwithstanding the foregoing, the Company shall not be permitted to defer requested registration in reliance on this Section 5(e) more than once in any twelve (12) month period.

     (f) Priority on Demand Registration. If the managing underwriter or agent of a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Investor), advises the Company in writing that in its opinion the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in the offering covered by such Demand Registration without a significant adverse effect on the price, timing or distribution of the securities offered, then the Company will include in such registration only the number of securities that, in the opinion of such underwriter or agent (or the Investor, as the case may be), can be sold without a significant adverse effect on the price, timing or distribution of the securities offered, selected pro rata among the Holders which have requested to be included in such Demand Registration based upon the relative aggregate amount of gross proceeds to be received by such Holders in such offering to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriters or agent (or the Investor, as the case may be).

     The Company and other holders of securities of the Company may include such securities in such Registration if, but only if, such underwriter or agent (or the Investor, as the case may be) concludes that such inclusion will not interfere with the successful marketing of all the Registrable Securities requested to be included in such registration.

     (g) Selection of Underwriters. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Holders of a majority of the Registrable Securities included in such Demand Registration shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriter shall be a firm of nationally recognized standing and reasonably satisfactory to the Company.

 6.  Hold-Back Agreements

     (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections 3, 4 or 5 hereof agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 7-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter of all Persons whose securities are covered by such Registration Statement) beginning on, the effective date of any Registration Statement in which such Holders are participating (except as part of such Registration) or the commencement of the public


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distribution of securities, to the extent timely notified in writing by the
Company or the managing underwriters.

     (b) Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of any securities the same as or similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 7-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter) beginning with, the effective date of a Registration Statement filed under Sections 3, 4 or 5 hereof or the commencement of the public distribution of securities to the extent timely notified in writing by a Holder or the managing underwriters (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms or any registration of securities for offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement).

 7.  Registration Procedures

     In connection with the Company's Registration obligations pursuant to Sections 3, 4 and 5 hereof, the Company will use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) (i) with respect to those Registrable Securities which are outstanding as of the date of this Agreement, prepare and file with the SEC a Registration Statement relating to the Shelf Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to keep such Registration Statement continuously effective until the earliest of (A) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144, or (B) two (2) years from the First Shelf Effective Date, (ii) with respect to those Registrable Securities issuable to the Investor upon exercise of the Warrant, prepare and file with the SEC a Registration Statement relating to the Shelf Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to keep such Registration Statement continuously effective until the earliest of (A) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144, or (B) two (2) years from the First Shelf Effective Date, (iii) prepare and file with the SEC a Registration Statement relating to the Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than one hundred fifty (150) days; provided, that the Company will furnish copies of any amendments or supplements in the form filed with respect to any Piggyback Registration, simultaneously with the filing of such amendments or supplements; and (iv) prepare and file with the SEC a Registration Statement relating to the Demand Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than ninety (90) days;


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     (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement relating to the Shelf Registration as may be necessary to keep the Registration Statement effective for the period described in Section 7(a)(i) or 7(a)(ii); prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement relating to the Piggyback Registration as may be necessary to keep the Registration Statement effective for a period of not less than 150 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement relating to the Demand Registration as may be necessary to keep the Registration Statement effective for a period of not less than ninety (90) days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     (c) notify the selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling Holders and managing underwriters with copies thereof, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (d) (i) promptly notify the selling Holders and the managing underwriters, if any, at any time prior to nine months after the time of issue of the Prospectus, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case


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of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Securities Act and, (ii) in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;

     (e) make every reasonable effort to prevent the entry, or obtain the withdrawal, of any stop order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities;

     (f) if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (g) furnish to each selling Holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (h) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

     (i) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter or agent reasonably requests in writing and do any and all other acts or things


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reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it in not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (j) cooperate with the selling Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

     (k) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (l) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities and provide the applicable trustee or transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

     (m) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

     (n) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the majority of the Holders of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities; provided that none of such agreements shall increase the potential liability of the Holders of any Registrable Securities being registered beyond that otherwise provided in
Section 9 of this Agreement;

     (o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company, upon consummation of the sale of such Registrable Securities to the underwriters (the "Closing Date") in customary form and in form, substance and scope reasonably satisfactory to such Holders and their counsel, and the underwriters or agents and their counsel;

     (p) obtain for delivery to the Company and the underwriter or agent, with copies to the Holders, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or the Holders of a majority of the Registrable Securities being sold reasonably request, dated the effective date of the Registration Statement and brought down to the Closing Date;

     (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

     (r) make available for inspection by a representative of the Holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by law;

     (s) use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

     (t) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling Holders and to the managing underwriters, if any;

     (u) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

     (v) use its best efforts to list (if such Registrable Securities are not already listed) all Registrable Securities covered by such Registration Statement on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

     The Company may require each Holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

     Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(d)(i) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(d)(ii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 7(d)(i) hereof to the date when the Company shall make available to the Holders a Prospectus supplemented or amended to conform with the requirements of Section 7(d)(ii) hereof.

 8.  Registration Expenses

     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the SEC and the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the majority of the Holders of the Registrable Securities being sold may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) Securities Act liability insurance if the Company so desires or the underwriters so require,
(vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees,
(vii) all reasonable fees and disbursements of one counsel selected by the Holders of the Registrable Securities being registered to represent such Holders in connection with such registration, up to a maximum of $50,000, (viii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state), and (ix) fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, regardless of whether the Registration Statement becomes effective (except as provided in Sections 5(d) and (e) hereof).

The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

 9.  Indemnification

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder and each Person who controls such Holder (within the meaning of the Securities Act), and each of their respective partners, members, officers, directors, employees and agents (collectively, the "Company Indemnified Persons"), against any and all losses, claims, damages, liabilities, reasonable attorneys fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which any such Company Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein, and shall promptly reimburse each Company Indemnified Person for any legal and other expenses reasonably incurred by that Company Indemnified Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such offering does not involve an underwriter, (ii) such Holder failed to deliver or cause to be delivered a copy of the Prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company had timely furnished such Holder with a sufficient number of copies of the same and (iii) the Prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such offering does not involve an underwriter, (y) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and (z) the Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same. The Company also agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Holders.

     (b) Indemnification by Selling Holder of Underlying Securities. In connection with each Registration, each selling Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and each Person who controls the Company (within the meaning of the Securities Act), and each of their respective directors, officers, employees and agents, against any and all Damages resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such Damages. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or
(b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified Party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

     (d) Other Indemnification. Indemnification similar to that specified in this Section 9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

     (e) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each selling Holder's obligation to contribute pursuant to this Section 9(e) is several and not joint. The provisions of this Section 9 shall survive, notwithstanding any transfer of the Registrable Securities by any Holder or any termination of this Agreement.

 10. Suspension of Use of Registration Statement for Shelf Registration

     (a) If the Company determines in its good faith judgment that the filing of the Registration Statement under Section 3 hereof or the use of any related Prospectus would require the disclosure of non-public material information that the Company has a purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a material transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement (including the filing and declaration of effectiveness of the Registration Statement pursuant to Section 3) shall be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights is no longer necessary, but in no event shall such suspension last longer than ninety (90) days and in no event shall there be more than one suspension in any twelve month period. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary, but in no event later than ninety (90) days following the date of the Company's suspension notice to the Holders. The selling Holder shall give the Company a written notice of its intent to sell no later than five business days prior to such sale.

     (b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Registration Statement, and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.

     (c) Notwithstanding anything to the contrary contained herein, in the event of any suspension of offers, sales or distributions of Registrable Securities pursuant to this Section 10 under any Registration Statement, the Company shall extend the period during which such Registration Statement is required to be maintained effective hereunder by the number of days in such suspension period.

 11. Rules 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

 12. Participation in Underwritten Registrations.

     No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that (i) no selling Holder shall be required to make any representations or warranties except those which relate solely to such selling Holder and its intended method of distribution, and (ii) the liability of each selling Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such selling Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such selling Holder derives from such registration; provided, however, that in an offering by the Company in which any Holder requests to be included in a Piggyback Registration, the Company shall use its reasonable best efforts to arrange the terms of the offering such that the provisions set forth in clauses (i) and (ii) of this Section 12 are true; provided further, that if the Company fails in its reasonable best efforts to so arrange the terms, the Holder may withdraw all or any part of its Registrable Securities from the Piggyback Registration and the Company shall reimburse such Holder for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

 13. Miscellaneous

     (a) Remedies. Remedies for breach by the Company of its obligations to register the Registrable Securities shall be as set forth herein. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Remedies for breach by any Holder of its obligations under this Agreement shall be as set forth in Section 9.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the outstanding Registrable

Securities; provided, however, that the Company and the Investor together may amend, modify or supplement the provisions of this Agreement and may waive or consent to departures from the provisions hereof, without the consent of the Holders of a majority of the outstanding Registrable Securities so long as such amendment, modification, supplement, waiver or consent does not adversely affect the rights of Holders of Registrable Securities hereunder or so long as such amendment, modification, supplement, waiver or consent affects the rights of the Investor and other Holders of Registrable Securities hereunder equally.

     (c) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (ii) if delivered by International Federal Express, two (2) business days after so mailed, and (iii) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

         (x) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 13(c), which address initially is, with respect to the Investor, U.S. Transportation, LLC, c/o The Yucaipa Companies, 9130 West Sunset Blvd., Los Angeles, CA 90069,
Attention: Erika Paulson; and

         (y) if to the Company, initially at the address set forth below and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13(c): Fleming Companies, Inc., 1945 Lakepointe Drive, Lewisville, TX 75057, Attention: General Counsel.

     (d) Successors and Assigns. This Agreement including, without limitation, all registration rights in connection with the ownership of all or a portion of the Registrable Securities pursuant to Sections 3, 4 or 5 hereof, shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment subsequent Holders of Registrable Securities.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of laws.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Stock Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

     (j) Other Registration Rights. Without the written consent of the Holders of a majority of the outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any equity securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the Holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of, this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


The Company:                    FLEMING COMPANIES, INC.,
                                An Oklahoma corporation


                                By: /s/ Carlos M. Hernandez
                                    -------------------------------------------
                                    Carlos M. Hernandez
                                    Senior Vice President, General Counsel
                                    and Corporate Secretary


The Investor:                   U.S. TRANSPORTATION, LLC, a Delaware
                                limited liability company


                                By: The Yucaipa Companies, LLC
                                    Its Managing Member

                                By: /s/ Robert Bermingham for Ronald W. Burkle
                                    -------------------------------------------
                                    Ronald W. Burkle
                                    Its Managing Member